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                                                                     EXHIBIT 4.6

                                 AMENDMENT NO. 1

         AMENDMENT NO. 1, dated as of February 9, 2000 (this "Amendment"), to the Loan and Security Agreement, dated as of April 29, 1999 (the "Loan Agreement"), by and among US XCHANGE FINANCE COMPANY, L.L.C., a Delaware limited liability company (the "Borrower"), US XCHANGE, L.L.C., a Michigan limited liability company ("Holdings"), each Subsidiary (as hereinafter defined) of the Borrower listed on the signature pages thereto as a Subsidiary Guarantor, the financial institutions and other entities party thereto as Lenders (as defined in the Loan Agreement) and GENERAL ELECTRIC CAPITAL CORPORATION, as the administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders permit certain Indebtedness of Holdings to Ronald H. Vander Pol and the Lenders have agreed thereto as herein provided; and

         WHEREAS, the parties to the Loan Agreement, to avoid ambiguity with respect to the intent of the guaranty set forth in Article 11 of the Loan Agreement, have also agreed to amend the Loan Agreement as herein provided;

         NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

         1. Defined Terms. Capitalized terms used herein but not defined herein have the respective meanings ascribed thereto in the Loan Agreement.

         2. Amendments. (a) Section 1.1 of the Loan Agreement is amended by adding the following definition in its appropriate alphabetic order:

                  ' "Permitted Vander Pol Indebtedness": Indebtedness of Holdings to Ronald H. Vander Pol ("Vander Pol") of up to a principal amount of $50,000,000 incurred pursuant to the Business Loan Agreement dated as of August 26, 1999 between Vander Pol and Holdings, a copy of which has been provided to the Administrative Agent, as long as any such Indebtedness remains subject to the Intercreditor Agreement dated as of February 9, 2000 by and among the Borrower, Holdings, the Administrative Agent and Vander Pol.'

         (b) Section 8.1 of the Loan Agreement is amended in its entirety to read as follows:

                  "Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for (a) Indebtedness owed to a Loan Party, (b) in the case of the Borrower and the Restricted Subsidiaries, Permitted Indebtedness, (c) in the case of Holdings, Permitted Holdings Debt, (d) any Indebtedness resulting from Contingent Obligations permitted by
         Section 8.3 and (e) Permitted Vander Pol Debt."

         (c) Section 8.2(a) of the Loan Agreement is hereby amended by deleting the word "and" before clause (xii) thereof and inserting the following before the period at the end of said Section 8.2(a): "Liens on property of Holdings granted by Holdings to Ronald H. Vander Pol pursuant to a Security Agreement dated as of August 29, 1999, a copy of which has been provided to the Administrative Agent, securing Permitted Vander Pol Debt." '


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         (d) The following sentence is added to Section 3.13 of the Loan
Agreement:

         "Notwithstanding any other provision herein contained to the contrary, the amount realizable hereunder in respect of the Collateral of a Grantor other than the Borrower shall not exceed the amount of such Grantor's guaranty under Article 11."

         (e) Section 11.1 of the Loan Agreement is amended by deleting the last word in the first sentence thereof and substituting therefor the phrase "other Loan Parties."

         3. Representations and Warranties. Each Loan Party hereby represents and warrants that this Amendment has been duly authorized, executed and delivered by such party.

         4. Reference to and Effect on the Loan Agreement. Except as specifically amended herein, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment, waiver or modification of any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute an amendment, waiver or modification of any other provisions of the Loan Documents. This Amendment is a Loan Document.

         5. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

         7. Headings. The headings of this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration interpreting, this Amendment.




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.


GENERAL ELECTRIC CAPITAL                    US XCHANGE OF ILLINOIS, L.L.C. as a
CORPORATION, as the Administrative          Subsidiary Guarantor
Agent and the Lender

By:  /s/  Henry Cruz                        By:  /s/   Richard Postma
   ---------------------------------           ---------------------------------
         Name:    Henry Cruz                         Name:    Richard Postma
         Title:   Porfolio Mgr.                      Title:   Chairman & CEO

US XCHANGE FINANCE COMPANY, L.L.C.,         US XCHANGE OF INDIANA, L.L.C, as a
as the Borrower                             Subsidiary Guarantor

By:  /s/   Richard Postma
   ---------------------------------        By:  /s/   Richard Postma
         Name:    Richard Postma               ---------------------------------
         Title:   Chairman & CEO                     Name:    Richard Postma
                                                     Title:   Chairman & CEO
US XCHANGE, L.L.C., as a Guarantor
                                            US XCHANGE OF MICHIGAN, L.L.C, as a
By:  /s/   Richard Postma                   Subsidiary Guarantor
   ---------------------------------
         Name:    Richard Postma            By:  /s/   Richard Postma
         Title:   Chairman & CEO               ---------------------------------
                                                     Name:    Richard Postma
US XCHANGE OF WISCONSIN, LLC, as a                   Title:   Chairman & CEO
Subsidiary Guarantor

By:  /s/   Richard Postma
   ---------------------------------
         Name:    Richard Postma
         Title:   Chairman & CEO




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